                                 ADDENDUM III
                                      TO
                        SPRINT PCS MANAGEMENT AGREEMENT

MANAGER:            LOUISIANA UNWIRED, L.L.C.

SERVICE AREA:  BTA #302 MOBILE, AL
               BTA #450 Tuscaloosa, AL
               BTA #193 HOT SPRINGS, AR
               BTA #257 LITTLE ROCK, AR (CLARK, DALLAS, GRANT AND NEVADA
                    COUNTIES IN ARKANSAS ONLY)
               BTA #343 PENSACOLA, FL
               BTA #94 COLUMBUS, MS
               BTA #175 GREENVILLE, MS
               BTA #186 HATTIESBURG, MS
               BTA #210 JACKSON, MS
               BTA #246 LAUREL, MS
               BTA #269 MCCOMB, MS
               BTA #290 Memphis, TN (Grenada, Montgomery, Tallahatchie and
                    Yalobusha counties in Mississippi only)
               BTA #292 MERIDIAN, MS
               BTA #315 NATCHEZ, MS
               BTA #449 TUPELO, MS
               BTA #455 VICKSBURG, MS
               BTA #146 FLORENCE, AL
               BTA #158 GADSDEN, AL
               BTA #340 PANAMA CITY, FL
               BTA #439 TALLAHASSEE, FL (JACKSON COUNTY ONLY)
               BTA #108 DECATUR, AL
               BTA #154 FT. WALTON BEACH, FL
               BTA #17 ANNISTON, AL
               BTA #198 HUNTSVILLLE, AL
               BTA #415 SELMA, AL
               BTA #305 MONTGOMERY, AL
               BTA #459 BIRMINGHAM, AL (CHILTON, CULLMAN, TALLADEGA, COOSA AND
                    TALLAPOOSA COUNTIES ONLY)
               BTA #312 Nashville, TN (Marshall and Giles counties only)

     This Addendum III, dated as of October 12, 2000, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of February 8, 1999, by the same parties as this Addendum, which Management Agreement was further amended by that certain Addendum I, dated February 8, 1999, and that certain Addendum II, dated August 31, 1999 (as amended to date, the "MANAGEMENT AGREEMENT"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms
and provisions contained in the Management Agreement.   Except for express
modifications made in this Addendum III, the Management Agreement continues in full force and effect.

     Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

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     The Management Agreement is modified as follows:

     1. DELETION OF SECTIONS FROM ADDENDUM II. Sections 3, 4 and 9 of Addendum II are deleted in their entirety and of no effect from the date of this Addendum.

     2. LONG-DISTANCE PRICING. (a) The first sentence of Section 3.4 is deleted in its entirety and replaced with the following language:

               Prior to May 1, 2002, Manager must purchase from Sprint or Sprint PCS, at Sprint PCS' discretion, any additional circuits and long distance telephony services required for long distance telephony services used in the provision of Sprint PCS Products and Services in the Service Area served or currently planned to be served by Manager's existing switches in Jackson, Mississippi and Montgomery, Alabama.
          If, during the period from the date of this addendum until May 1, 2002, Manager does not purchase or retain long-distance telephony services from Cameron Communications Corporation used in the provision of Sprint PCS Products and Services in the Service Area, Manager must purchase long-distance telephony services from Sprint or Sprint PCS, at Sprint PCS' discretion.

               On and after May 1, 2002, Manager must purchase, exclusively, from Sprint or Sprint PCS, at Sprint PCS' discretion, all long-distance telephony services used in the provision of Sprint PCS Products and Services in the entire Service Area. This includes replacing any existing long distance service used in the provision of Sprint PCS Products and Services in the Service Area.

               Sprint PCS will bill Manager for the services used by Manager. Manager will be charged the same price for such long-distance service as Sprint PCS is charged by Sprint plus an additional administrative fee to cover Sprint PCS' processing costs.

               Manager may not resell the long-distance telephony services acquired from Sprint under this Section 3.4.

; and the last three sentences in Section 3.4 are deleted in their entirety.

     (b) Section 3.7 is modified by adding the following language: "(other than backhaul services relating to national platform and IT application connections, which Manager must purchase from Sprint if Manager is a Type I or Type II affiliate as described on Exhibit 2.1.1)" both between (A) "Service Area Network" and "if Manager decides to use" in the first sentence of the first paragraph and (B) "for these services" and "and the agreement was not made" in the first sentence of the second paragraph.

     (c) "Long-distance telephony services used in the provision of Sprint PCS Products and Services" means services needed to provide long-distance telephony service to users of the Sprint PCS Network, but not services to connect the Service Area Network with the national platforms used by Sprint PCS to provide services to Manager under the agreement and/or the Services Agreement.

     (d) If, after May 1, 2002, Manager delivers to Sprint PCS a copy of a competitive bid from a long-distance telephony service provider who meets Sprint's network reliability and voice quality standards in force at the time Sprint receives the bid proposal (certified by the chief executive officer of

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Manager as an accurate and complete description of such bid) to provide long-
distance services to Manager, and such bid is for a period not less than two years and includes transport charges that are at least 10% less than the transport charges and administrative fee charged by Sprint, Manager may purchase long-distance services until the underlying contract resulting from the certified bid terminates, at which time the language in (a) above governs.

     3. CONVERSION TO TYPE II AFFILIATE. Manager will complete the conversion of the Service Area Network from "Type III" (i.e., where Manager designates Option #3 on Exhibit 2.1.2 to the Services Agreement) to "Type II" (i.e., where Manager designates Option #2 on Exhibit 2.1.2 to the Services Agreement) no later than June 30, 2001. Sprint PCS will use good faith efforts to assist Manager with its conversion, which assistance will include meeting deadlines critical to completing conversion by June 30, 2001. If Manager is unable to meet the June 30, 2001 conversion date because of non-performance by Sprint PCS, Sprint PCS will extend the conversion date.

     If it is determined, after commercially reasonable efforts by Sprint PCS and Manager, that the post-pay subscribers supported on Manager's systems can only be converted to Type II services by June 30, 2001 by changing their phone numbers (the NPA-NXX-XXXXs assigned to subscribers in the Manager's Service
Area), Sprint PCS will allow Manager to continue to support such subscribers on Manager's systems after conversion, but the parties agree that they will continue to use commercially reasonable efforts to convert all post-pay customers to Type II services as soon as possible. In no event will Sprint PCS require Manager to terminate the service of such post-pay subscribers.

     Sprint PCS will pay for the actual costs it incurs to input Manager's customer information into plans then supported by Sprint PCS' billing and other systems. Manager will pay for the actual costs it incurs to migrate customer information from its billing system to Sprint PCS' billing system. Manager is responsible for establishing and maintaining a Type II Affiliation in a manner consistent with the way Other Managers establish and maintain Type II Affiliations in the Sprint PCS Affiliations Program.

     Furthermore, Sprint PCS Products and Services offered by the Manager that are not supported by Sprint PCS billing and other systems will not be added into Sprint PCS' billing or other systems without Sprint PCS' approval, at its sole discretion. If Sprint PCS approves the addition of a Sprint PCS product or service offered by the Manager that is not supported by Sprint PCS billing and other systems at the point in time when the Manager requests addition of such product and service, Manager will pay all costs associated with the development and implementation of the modifications to Sprint PCS' billing and other systems that are required to add such plan, product or service.

     4. REVISED DESIGNATION OF SELECTED SERVICES. Exhibit 2.1.2 attached to this addendum supersedes and replaces in its entirety Exhibit 2.1.2 previously agreed to.

     5. BILLING SERVICE FEE. From the date Manager's conversion to a Type II is complete until the earlier to occur of (i) December 31, 2002 or (ii) the date on which Sprint PCS no longer uses the billing platform currently in use by it, Sprint PCS will charge Manager for billing pre-pay customers the lesser of (x) the same service fee it charges Manager for post-pay customers or (y) the fees charged to Other Managers for prepaid billing services based on standard services provided to such Other Managers under the Services Agreement.

     6. INTER AREA SERVICE FEE. Inter area service fees will apply in accordance with the Management Agreement, except that, the current inter area service fee of "CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION" cents will not decrease for transactions between Sprint PCS and Manager (e.g., does not apply to transactions

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between Manager and Other Managers) until December 31, 2002.

     7. Chatpak. (a) Upon the later to occur of (i) completion of Manager's Type II conversion or (ii) Sprint PCS offers a prepaid product (the "Prepaid Change Date"), Manager will cease to promote and sell all prepaid products and services that utilize Manager's billing platform, but Manager will continue to support such prepaid products and services for customers who are on its Manager's prepaid platform as of the Prepaid Change Date and were acquired on or before the Prepaid Change Date.

     (b) The terms and provisions in this paragraph 7 govern any conflicting terms and provisions in paragraph 3.

     8. Resolution of Compliance Issues. Manager will resolve all material compliance issues by the respective deadlines set forth on Exhibit B to this Addendum.

     9. Manager Acquisitions. If Manager acquires control of an Other Manager with a Type III system configuration or its Operating Assets, Manager will work with Sprint PCS to convert such acquired system to a Type II configuration within 6 months of the close of the transaction subject to Sprint PCS' cooperation and assistance.

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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first above written.

                                 LOUISIANA UNWIRED, LLC


                                 By:
                                    ---------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                          ---------------------------

                                 SPRINTCOM, INC.


                                 By:
                                    ---------------------------------
                                    Thomas E. Mateer
                                    Vice President - Affiliations

                                 SPRINT SPECTRUM L.P.


                                 By:
                                    ---------------------------------
                                    Thomas E. Mateer
                                    Vice President - Affiliations

                                 WIRELESSCO, L.P.


                                 By:
                                    ---------------------------------
                                    Thomas E. Mateer
                                    Vice President - Affiliations

                                 SPRINT COMMUNICATIONS COMPANY L.P.


                                 By:
                                    ---------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                          ---------------------------

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